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                                                                   Exhibit 23.1

     After the approval by the Board of Directors of the exchange of the Class C Common Stock, the common stock split and the change in par value discussed in Notes 1 and 9 to the consolidated financial statements of CMP Media Inc. and subsidiaries, we expect to be in a position to render the following consent.


                                                       COOPERS & LYBRAND L.L.P.


New York, New York
July 2, 1997.



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our reports dated February 28, 1997, except for Notes 1 and 9 as to which
the date is             , on our audits of the consolidated financial
statements and financial statement schedule of CMP Media Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts".

                                          COOPERS & LYBRAND L.L.P.

New York, New York
      , 1997.